UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016

PULTEGROUP, INC.

(Exact name of Registrant as Specified in Charter)

Michigan	1-9804	38-2766606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326

(Address of Principal Executive Offices) (Zip Code)

(404) 978-6400

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The following letter, which was sent by FedEx to William J. Pulte by Board Director Patrick J. O’Leary on June 9, 2016, is being filed to address misconceptions that may have been created by Mr. Pulte’s letter to shareholders issued as a press release earlier today (Mr. Pulte did not reference this June 9 letter in the recounting of the correspondence in his letter).

6/9/16

Mr. Bill Pulte

6515 Thomas Jefferson Court

Naples, FL 34108

Dear Bill:

Thank you for providing the names of your candidates for consideration as PulteGroup’s next CEO. I have shared your letter with our full Board and with Heidrick & Struggles (H&S), one of the world’s top executive search firms that we have retained to assist us in the search process.

I want to point out that all CEO candidates will be evaluated against established criteria of desired knowledge skills and experiences. Consistent with our ongoing succession planning, the selection criteria have been developed over the past several years with extensive input from an independent consulting group separate and apart from H&S. The individuals you have submitted will be given appropriate consideration against these criteria.

While I appreciate your stated desire as to the timing of any subsequent interview(s), we plan to run a comprehensive search to ensure the individual selected as CEO is best for the company and all of its shareholders. You should expect this search and selection process will take time to complete. Working with H&S, we need to assemble and, based on the criteria, cull the list of potential external and internal candidates; contact these individuals to determine their level of interest and complete their bios; schedule and conduct first and, as needed, second interviews; and finally negotiate the terms of the hiring agreement. All this takes time, especially when the process is conducted during the summer.

Finally, you can be assured that the committee and the Board plan to run a thorough, but highly confidential search process. As such, I want to be upfront in saying that it is the role of the Board to select PulteGroup’s next CEO, so your involvement must be limited to this request for candidate names. We will, however, let you know if we need any additional information on these individuals, as appropriate.

Please know that you have my personal assurance that the search process is being conducted in an open-minded and appropriate manner with the best interests of our shareholders in mind.

I think we can both appreciate that this has been a stressful period for everyone, but I do hope that you are finding some time to enjoy the summer.

Best regards,

/s/ Patrick O’Leary

Patrick J. O’Leary

Board Director

Cell: Redacted

* * *

The information set forth in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date: June 15, 2016	By:	/s/ Steven M. Cook
Steven M. Cook
Executive Vice President,
Chief Legal Officer and Corporate Secretary